FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2017 Financial Results

Delivers 10% revenue growth year-over-year

HANOVER, Md. - June 1, 2017 - Ciena® Corporation (NYSE: CIEN), a network strategy and technology company, today announced unaudited financial results for its fiscal second quarter ended April 30, 2017.

For the fiscal second quarter 2017, Ciena reported revenue of $707.0 million as compared to $640.7 million for the fiscal second quarter 2016.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal second quarter 2017 was $38.0 million, or $0.25 per diluted common share, which compares to a GAAP net income of $14.0 million, or $0.10 per diluted common share, for the fiscal second quarter 2016.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2017 was $72.3 million, or $0.45 per diluted common share, which compares to an adjusted (non-GAAP) net income of $52.4 million, or $0.34 per diluted common share, for the fiscal second quarter 2016.

“We delivered outstanding second quarter performance across all financial metrics, underpinned by positive market dynamics and a growing competitive advantage, " said Gary B. Smith, president and CEO, Ciena. "We continue to win as an innovation powerhouse with global scale and deep customer relationships across a broad set of applications and market segments."

Fiscal Second Quarter 2017 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2017	FY 2017	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$707.0	$621.5	$640.7	13.8%	10.3%
Gross margin	45.0%	44.1%	44.2%	0.9%	0.8%
Operating expense	$260.4	$254.7	$254.9	2.2%	2.2%
Operating margin	8.2%	3.1%	4.4%	5.1%	3.8%

	Non-GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2017	FY 2017	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$707.0	$621.5	$640.7	13.8%	10.3%
Adj. gross margin	45.7%	44.9%	45.1%	0.8%	0.6%
Adj. operating expense	$234.6	$226.2	$222.6	3.7%	5.4%
Adj. operating margin	12.5%	8.5%	10.3%	4.0%	2.2%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2017		Q1 FY 2017		Q2 FY 2016
	Revenue	%**	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$502.1	71.0	$412.7	66.4	$435.2	67.9
Packet Networking	66.4	9.4	72.2	11.6	68.5	10.7
Optical Transport	3.0	0.4	5.1	0.8	8.5	1.3
Total Networking Platforms	571.5	80.8	490.0	78.8	512.2	79.9

Software and Software-Related Services
Software Platforms	13.1	1.9	17.0	2.7	11.8	1.9
Software-Related Services	24.6	3.5	22.3	3.6	18.7	2.9
Total Software and Software-Related Services	37.7	5.4	39.3	6.3	30.5	4.8

Global Services
Maintenance Support and Training	58.2	8.2	55.0	8.9	57.1	8.9
Installation and Deployment	28.7	4.1	27.9	4.5	30.2	4.7
Consulting and Network Design	10.9	1.5	9.3	1.5	10.7	1.7
Total Global Services	97.8	13.8	92.2	14.9	98.0	15.3

Total	$707.0	100.0	$621.5	100.0	$640.7	100.0

Additional Performance Metrics for Fiscal Second Quarter 2017

	Revenue by Geographic Region
	Q2 FY 2017		Q1 FY 2017		Q2 FY 2016
	Revenue	% **	Revenue	% **	Revenue	% **
North America	$424.4	60.0	$405.9	65.3	$395.5	61.7
Europe, Middle East and Africa	105.8	15.0	91.5	14.7	96.2	15.0
Caribbean and Latin America	33.9	4.8	35.2	5.7	57.9	9.0
Asia Pacific	142.9	20.2	88.9	14.3	91.1	14.3
Total	$707.0	100.0	$621.5	100.0	$640.7	100.0
** Denotes % of total revenue

•	U.S. customers contributed 55.4% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 15% of total revenue

•	Cash and investments totaled $993.3 million

•	Cash flow from operations totaled $72.0 million

•	Average days' sales outstanding (DSOs) were 72

•	Accounts receivable balance was $564.9 million

•	Inventories totaled $287.1 million, including:

◦	Raw materials: $43.9 million

◦	Work in process: $12.9 million

◦	Finished goods: $204.4 million

◦	Deferred cost of sales: $85.1 million

◦	Reserve for excess and obsolescence: $(59.2) million

•	Product inventory turns were 4.6

•	Headcount totaled 5,663

Business Outlook for Fiscal Third Quarter 2017
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of each of the "Forward-Looking Statements" and "Non-GAAP Presentation of Quarterly Results" found in the Notes to Investors below.

Ciena expects fiscal third quarter 2017 financial performance to include:

•	Revenue in the range of $710 to $740 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $235 million

Live Web Broadcast of Unaudited Fiscal Second Quarter 2017 Results
Ciena will host a discussion of its unaudited fiscal second quarter 2017 results with investors and financial analysts today, Thursday, June 1, 2017 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We delivered outstanding second quarter performance across all financial metrics, underpinned by positive market dynamics and a growing competitive advantage"; "We continue to win as an innovation powerhouse with global scale and deep customer relationships across a broad set of applications and market segments"; "Ciena expects fiscal third quarter 2017 financial performance to include: Revenue in the range of $710 to $740 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $235 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 8, 2017. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Third Quarter 2017” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena

Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016
Revenue:
Products	$584,630	$523,978	$1,091,623	$981,567
Services	122,392	116,739	236,896	232,265
Total revenue	707,022	640,717	1,328,519	1,213,832
Cost of goods sold:
Products	327,295	291,778	614,106	552,260
Services	61,487	65,846	122,388	127,029
Total cost of goods sold	388,782	357,624	736,494	679,289
Gross profit	318,240	283,093	592,025	534,543
Operating expenses:
Research and development	121,623	114,603	238,492	222,649
Selling and marketing	88,551	86,668	173,553	169,146
General and administrative	34,990	35,203	70,854	66,345
Amortization of intangible assets	10,980	15,566	25,531	32,428
Acquisition and integration costs	—	2,285	—	3,584
Restructuring costs	4,276	535	6,671	919
Total operating expenses	260,420	254,860	515,101	495,071
Income from operations	57,820	28,233	76,924	39,472
Interest and other income (loss), net	(2,918)	967	(2,548)	(7,809)
Interest expense	(13,308)	(12,608)	(28,511)	(25,318)
Income before income taxes	41,594	16,592	45,865	6,345
Provision for income taxes	3,568	2,595	3,978	3,894
Net income	$38,026	$13,997	$41,887	$2,451

Net Income per Common Share
Basic net income per common share	$0.27	$0.10	$0.30	$0.02
Diluted net income per potential common share[1]	$0.25	$0.10	$0.29	$0.02

Weighted average basic common shares outstanding	141,743	137,950	141,223	137,313
Weighted average dilutive potential common shares outstanding[2]	165,273	138,889	147,842	138,693

1.
The calculation of GAAP diluted net income per common share for the second quarter of fiscal 2017 requires adding back interest expense of approximately $0.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of GAAP diluted net income per common share for the first six months of fiscal 2017 requires adding back interest expense of approximately $1.1 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the Adjusted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2017 includes 1.3 million shares underlying certain stock options and restricted stock units, 4.9 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017 and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units and 5.2 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017 .
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2016 includes 1.4 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$628,623	$777,615
Short-term investments	274,779	275,248
Accounts receivable, net	564,856	576,235
Inventories	287,073	211,251
Prepaid expenses and other	186,919	172,843
Total current assets	1,942,250	2,013,192
Long-term investments	89,852	90,172
Equipment, building, furniture and fixtures, net	299,792	288,406
Goodwill	266,773	266,974
Other intangible assets, net	113,245	146,711
Other long-term assets	65,191	68,120
Total assets	$2,777,103	$2,873,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249,556	$235,942
Accrued liabilities and other short-term obligations	262,482	310,353
Deferred revenue	105,514	109,009
Current portion of long-term debt	189,221	236,241
Total current liabilities	806,773	891,545
Long-term deferred revenue	81,349	73,854
Other long-term obligations	113,254	124,394
Long-term debt, net	929,182	1,017,441
Total liabilities	$1,930,558	$2,107,234
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,768,448 and 139,767,627 shares issued and outstanding	1,418	1,398
Additional paid-in capital	6,750,632	6,715,478
Accumulated other comprehensive loss	(21,186)	(24,329)
Accumulated deficit	(5,884,319)	(5,926,206)
Total stockholders’ equity	846,545	766,341
Total liabilities and stockholders’ equity	$2,777,103	$2,873,575

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2017	2016
Cash flows provided by operating activities:
Net income	$41,887	$2,451
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	35,548	30,237
Share-based compensation costs	24,830	29,210
Amortization of intangible assets	33,466	40,488
Provision for inventory excess and obsolescence	19,623	20,104
Provision for warranty	2,347	9,563
Other	10,416	8,578
Changes in assets and liabilities:
Accounts receivable	9,381	(4,865)
Inventories	(95,554)	(19,022)
Prepaid expenses and other	(15,054)	(7,670)
Accounts payable, accruals and other obligations	(24,974)	(29,400)
Deferred revenue	3,832	(3,992)
Net cash provided by operating activities	45,748	75,682
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(60,328)	(53,050)
Purchase of available for sale securities	(179,833)	(199,994)
Proceeds from maturities of available for sale securities	180,000	110,000
Settlement of foreign currency forward contracts, net	(2,965)	(4,834)
Acquisition of business, net of cash acquired	—	(32,000)
Net cash used in investing activities	(63,126)	(179,878)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	248,750
Payment of long term debt	(47,296)	(15,264)
Proceeds from modification of term loan	399,500	—
Payment for modification of term loans	(493,125)	—
Payment of debt issuance costs	—	(3,778)
Payment of capital lease obligations	(1,528)	(3,769)
Proceeds from issuance of common stock	10,345	9,968
Net cash provided by (used in) financing activities	(132,104)	235,907
Effect of exchange rate changes on cash and cash equivalents	490	(649)
Net increase (decrease) in cash and cash equivalents	(148,992)	131,062
Cash and cash equivalents at beginning of period	777,615	790,971
Cash and cash equivalents at end of period	$628,623	$922,033
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$23,439	$20,432
Cash paid during the period for income taxes, net	$11,379	$6,991
Non-cash investing activities
Purchase of equipment in accounts payable	$3,818	$11,437
Equipment acquired under capital lease	$—	$3,012
Building subject to capital lease	$20,695	$8,993
Construction in progress subject to build-to-suit lease	$—	$21,606

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended April 30,
	2017	2016
Gross Profit Reconciliation
GAAP gross profit	$318,240	$283,093
Share-based compensation-products	708	629
Share-based compensation-services	679	693
Amortization of intangible assets	3,623	4,315
Total adjustments related to gross profit	5,010	5,637
Adjusted (non-GAAP) gross profit	$323,250	$288,730
Adjusted (non-GAAP) gross profit percentage	45.7%	45.1%

Operating Expense Reconciliation
GAAP operating expense	$260,420	$254,860
Share-based compensation-research and development	3,653	3,791
Share-based compensation-sales and marketing	3,513	3,923
Share-based compensation-general and administrative	3,417	4,968
Share-based compensation-acquisition and integration	—	697
Acquisition and integration costs, excluding share-based compensation	—	1,588
Amortization of intangible assets	10,980	15,566
Restructuring costs	4,276	535
Settlement of patent litigation	—	1,200
Total adjustments related to operating expense	25,839	32,268
Adjusted (non-GAAP) operating expense	$234,581	$222,592

Income from Operations Reconciliation
GAAP income from operations	$57,820	$28,233
Total adjustments related to gross profit	5,010	5,637
Total adjustments related to operating expense	25,839	32,268
Adjusted (non-GAAP) income from operations	$88,669	$66,138
Adjusted (non-GAAP) operating margin percentage	12.5%	10.3%

Net Income Reconciliation
GAAP net income	$38,026	$13,997
Total adjustments related to gross profit	5,010	5,637
Total adjustments related to operating expense	25,839	32,268
Non-cash interest expense	526	460
Modification of debt	2,924	—
Adjusted (non-GAAP) net income	$72,325	$52,362

Weighted average basic common shares outstanding	141,743	137,950
Weighted average dilutive potential common shares outstanding [1]	174,471	178,026

Net Income per Common Share
GAAP diluted net income per common share	$0.25	$0.10
Adjusted (non-GAAP) diluted net income per common share [2]	$0.45	$0.34

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2017 includes 1.3 million shares underlying certain stock options and restricted stock units, 4.9 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.6 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2017 requires adding back interest expense of approximately $0.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors and severance and other employee related costs, associated with our acquisition of Cyan, Inc. on August 3, 2015 and our acquisition of certain high-speed photonic component assets from TeraXion, Inc. on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of Patent Litigation - included in general and administrative expense is a $1.2 million patent litigation settlement during the second quarter of fiscal 2016.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•	Modification of debt - costs incurred as a result of modification of debt to refinance term loans.